EXHIBIT 99.01

MONEYGRAM INTERNATIONAL, INC.

AMENDED AND RESTATED

MANAGEMENT AND LINE OF BUSINESS INCENTIVE PLAN

Section 1. Purpose. The purpose of the Plan is to provide key executives of the Corporation and its subsidiaries with an incentive to achieve goals as set forth under the Plan for each Plan Year for the Corporation and/or their respective line of business and to provide effective management and leadership to that end. The Plan will provide key executives incentive bonuses based upon appropriately weighted pre-defined income and other performance measurements.

Section 2. Definitions. The following definitions are applicable to the Plan:

“2004 Omnibus Plan” shall mean the MoneyGram International, Inc. 2004 Omnibus Incentive Plan, as amended from time to time.

“2005 Omnibus Plan” shall mean the MoneyGram International, Inc. 2005 Omnibus Incentive Plan, as amended from time to time.

“Affiliate” shall mean any “Parent Corporation” or “Subsidiary Corporation” of the Corporation as such terms are defined in Section 425(e) and (f), or the successor provisions, if any, respectively, of the Code.

“Board” shall mean the Board of Directors of the Corporation.

“Change of Control” shall mean any of the following events:

(a) An acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either: (1) the then outstanding shares of Common Stock of the Corporation (the “Outstanding Corporation Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); excluding, however the following:

(A) any acquisition directly from the Corporation or any entity controlled by the Corporation other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Corporation or any entity controlled by the Corporation,

(B) any acquisition by the Corporation, or any entity controlled by the Corporation,

(C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any entity controlled by the Corporation or

(D) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of Section (c) below; or

(b) A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section (b) that any individual, who becomes a member of the Board subsequent to the effective date of the Plan, whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board, (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board, or

(c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Corporate Transaction”) excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Corporate Transaction (the “Prior Stockholders”) beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding  shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Corporation or other entity resulting from such Corporate Transaction (including, without limitation, a corporation or other entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (2) no Person (other than the Corporation or any entity controlled by the Corporation, any employee benefit plan (or related trust) of the Corporation or any entity controlled by the Corporation or such corporation or other entity resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of Common Stock of the Corporation or other entity resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of the Corporation or such other entity entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; and further excluding any disposition of all or substantially all of the assets of the Corporation pursuant to a spin-off, split-up or similar transaction (a “Spin-off”) if, immediately following the Spin-off, the Prior Stockholders beneficially own, directly or indirectly, more than 80% of the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of both entities resulting from such transaction, in substantially the same proportions as their ownership, immediately prior to such transaction, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, respectively; provided, that if another Corporate Transaction involving the Corporation occurs in connection with or following a Spin-off, such Corporate Transaction shall be analyzed separately for purposes of determining whether a Change of Control has occurred;

(d) The approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

“Code” shall mean the Internal Revenue Code of 1986, as amended, or its successor general income tax law of the United States.

“Committee” shall mean the Human Resources Committee of the Board or any successor committee of the Board designated by the Board to administer the Plan. Each member of the Committee shall be an “outside director” within the meaning of Section 162(m) of the Code.

“Common Stock” shall mean the common stock, par value $.01 per share, of the Corporation.

“Company” shall mean each line of business or corporate group listed below:

Global Funds Transfer

Payment Systems

MoneyGram International, Inc. Corporate Staff

The Corporation may, by action of the Board or the Committee, add or remove lines of business or corporate groups included in the definition of “Company” from time to time.

“Corporation” shall mean MoneyGram International, Inc., a Delaware corporation, or any successor corporation.

“Earnings” shall mean income from continuing operations after tax.

“Earnings Per Share from Continuing Operations” shall have the meaning set forth in Section 4(c).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Executive Officers” shall have the meaning set forth in Section 16(b) of the Exchange Act.

“Gross Profit” shall mean net revenue, computed as total revenue less commissions.

“Operating Cash Flow” shall have the meaning set forth in Section 4(b).

“Operating or Pre-Tax Income” shall have the meaning set forth in Section 4(a).

“Participant” shall mean any employee of the Corporation or any of its Affiliates who is selected for participation in the Plan pursuant to Section 6.

“Plan” shall mean this Amended and Restated MoneyGram International, Inc. Management and Line of Business Incentive Plan, as may be further amended from time to time.

“Plan Year” shall mean a calendar year.

“Special Achievement Awards” shall have the meaning set forth in Section 9.

Section 3. Funding Limit. A funding limit shall be established annually for each Participant who is an Executive Officer. The funding limit shall be an amount determined by multiplying the actual net income from continuing operations of a Company for the Plan Year by the percent of such actual net income approved by the Committee for such funding limit. In the case of a Company which is a corporate group, the measure of the actual net income from continuing operations shall be that of the Corporation as a whole. An Executive Officer cannot be paid a larger bonus than the funding limit provided by this Section 3, but may be paid less in the discretion of the Committee based on the performance goals set forth below and other such factors which the Committee may consider.

Section 4. Performance Goals.

(a) Operating or Pre-Tax Income. An appropriate Operating Income or Pre-Tax Income target for the Plan Year for a Company may be recommended by the Chief Executive Officer of the Corporation to the Committee for approval, taking into account overall corporate objectives, historical income and Plan Year financial plan income (on the same basis as determined below) and, if appropriate, other circumstances. In the case of a Company which is a corporate group, Operating Income or Pre-Tax Income shall be that of the Corporation as a whole.

“Operating or Pre-Tax Income” to be used in calculating the bonus pool of each Company shall mean operating income before minority interest, interest expense and taxes, after deduction of corporate overhead, or pre-tax income after minority interest, in each case adjusted to appropriately exclude the effects of gains and losses from the sale or other disposition of capital assets other than vehicles. Any significant unusual or non-recurring items will be excluded for purposes of determining actual or target Operating or Pre-Tax Income.

Incentives to be paid under the Plan must be deducted from the Company’s earnings by the end of the year. Goals must be achieved after deducting from actual results all incentive compensation applicable to the year, including those incentives earned under the Plan.

(b) Operating Cash Flow. An appropriate Operating Cash Flow target for the Plan Year for a Company may be recommended by the Chief Executive Officer of the Corporation to the Committee for approval. This measurement is intended to place increased emphasis on delivering available cash to the Corporation.

“Operating Cash Flow” is defined as the net change in cash resulting from the operations of the Company, excluding the impact of the change in cash and cash equivalents (substantially restricted), receivables, net (substantially restricted) and payment service obligations as these items (while reported under operating cash flow in accordance with accounting principles generally accepted in the United States) relate to investing activity and are not deemed to be part of operating activity. Operating Cash Flow excludes the impact of investing activities and financing activities. In the case of a Company which is a corporate group, Operating Cash Flow shall be that of the Corporation as a whole.

(c) Earnings Per Share from Continuing Operations. An appropriate Earnings Per Share from Continuing Operations target for the Corporation may be recommended by the Chief Executive Officer of the Corporation to the Committee for approval after considering historical earnings per share from continuing operations, Plan Year financial plan income, overall corporate objectives, and, if appropriate, other circumstances.

“Earnings Per Share from Continuing Operations” will be calculated on a fully diluted basis, the numerator of which is earnings from continuing operations and denominator of which is fully diluted shares, calculated in accordance with accounting principles generally accepted in the United States.

An appropriate average three-year Earnings Per Share from Continuing Operations target for the Corporation will be established after considering historical income per share from continuing operations, finance plan income per share from continuing operations for the Plan Year, overall corporate objectives and, if appropriate, other circumstances. An appropriate range of values above and below such target will then be selected to measure achievement above or below the target.

Earnings Per Share from Continuing Operations is determined before unusual or extraordinary items, effects of changes in accounting principles or a change in federal income tax rates after the target has been set. Reclassification of a major business unit to discontinued operations status after targets have been set would also require adjustment because of the effect on continuing operations results. While gains on disposition of a business would normally not be included in determining actual Plan Year net income or income per share, in the event of the sale of a subsidiary or major business unit, a portion of gain would be included equal to the difference between the sold unit’s planned net income for the year and actual results to date of sale plus calculated interest savings on proceeds for the balance of the year, so that actual results are not penalized for selling a business.

Incentives to be paid under the Plan must be deducted from the Corporation’s earnings by the end of the year. Goals must be achieved after deducting from actual results all incentive compensation applicable to the year, including those incentives earned under the Plan.

(d) Other Performance Measurements. An appropriate number of performance measurements other than or in addition to Operating or Pre-Tax Income, Operating Cash Flow, and Earnings Per Share from Continuing Operations may be established for each Company to place increased emphasis on areas of importance to achieving overall corporate objectives, with the Chief Executive Officer of the Corporation recommending to the Committee the measures to be used and, at the end of the year, the level of achievement against such measures; provided, however, that the performance measurements selected must be permissible performance goals under the 2004 Omnibus Plan or the 2005 Omnibus Plan, as applicable.

(e) Gross Profit. The bonus pool earned will be subject to further adjustment whereby the total bonus pool otherwise accruable will be adjusted by 105% if more than target Gross Profit is achieved. If Gross Profit is achieved between the minimum and target, the bonus pool earned will be adjusted by 1% for every increment above the minimum, up to 5% with the increment determined at the time the target and minimum are established. The Committee may, however, in its discretion, change the adjustment percentages set forth in this Section 4(e) at any time and from time to time.

(f) Establishing Targets. The targets for Gross Profit, Operating or Pre-Tax Income, Operating Cash Flow, Earning Per Share from Continuing Operations and for any other performance measurements for a Plan Year, and any special rules relating to the computation of the performance measurements, will be established by the Committee no later than 90 days after the beginning of the Plan Year after receiving the recommendations of the Chief Executive Officer of the Corporation.

Section 5. Participant Eligibility. The Committee will select the Executive Officers eligible for participation no later than 90 days after the beginning of the Plan Year. Other personnel will be eligible for participation as approved by the President and Chief Executive Officer of the Corporation. The selection of Participants will be limited only to those Executive Officers and other personnel who occupy a position in which they can significantly affect operating results as pre-defined by appropriate and consistent criteria.

Individuals not qualifying under the criteria established for the Plan Year who were included in the previous year will be grandfathered (continue as qualified Participants until retirement, reassignment, or termination of employment) if designated and approved by the President and Chief Executive Officer of the Corporation.

Section 6. Target Bonuses. Target bonuses will be approved by the Committee for each Executive Officer in writing no later than 90 days after the beginning of the Plan Year. Target bonuses for other eligible personnel will be established in writing subject to approval by the President and Chief Executive Officer of the Corporation.

Target bonuses will be expressed as a percentage of base salary earnings during the Plan Year (“Target Bonus Percentage”) and will fall within the following parameters. An eligible participant’s Target Bonus Percentage will under no circumstances exceed 150%.

Actual bonus awards will be dependent on Company performance in comparison to the established financial targets. Achievement of threshold performance will be required before any bonus award is earned and will result in an actual award of no more than one half of the Target Bonus Percentage. Maximum bonus awards will be capped at two times or less of the Target Bonus Percentage when stretch performance levels are achieved.

Section 7. Individual Bonus Awards. Individual bonus awards will be equal to the product of the target bonus percentage multiplied by the weighted average percentage of bonus pool accrued, multiplied by the individual’s actual base salary earnings during the Plan Year, subject to adjustments as follows:

(a) discretionary upward or downward adjustment of formula bonus awards by the Committee after considering the recommendation of the President and Chief Executive Officer of the Corporation for those Participants not affected by Section 162(m) of the Code, and

(b) discretionary downward adjustment of awards by the Committee for those Executive Officers affected by Section 162(m) of the Code, and

(c) no individual award may exceed the individual’s capped target award, the funding limit with respect to Executive Officers established pursuant to Section 3 or the limits set forth in the 2004 Omnibus Plan or the 2005 Omnibus Plan, as applicable, and

(d) the aggregate bonus awards may not exceed the limits set forth in the 2004 Omnibus Plan or the 2005 Omnibus Plan, as applicable.

Section 8. Repayment Provisions.

(a) Non-Compete. Unless a Change of Control shall have occurred after the date hereof:

(1) In order to better protect the goodwill of the Corporation and its Affiliates and to prevent the disclosure of the Corporation’s or its Affiliates’ trade secrets and confidential information and thereby help ensure the long-term success of their respective businesses, each Participant in the Plan, without prior written consent of the Corporation, will not engage in any activity or provide any services, whether as a director, manager, supervisor, employee, adviser, agent, consultant, owner of more than five percent of any enterprise or otherwise, for a period of two years following the date of such Participant’s termination of employment with the Corporation or any of its Affiliates, in connection with the manufacture, development, advertising, promotion, design, or sale of any service or product which is the same as or similar to or competitive with any services or products of the Corporation or its Affiliates (including both existing services or products as well as services or products known to such Participant, as a consequence of such Participant’s employment with the Corporation or one of its Affiliates, to be in development):

(A) with respect to which such Participant’s work has been directly concerned at any time during the two years preceding termination of employment with the Corporation or one of its Affiliates, or

(B) with respect to which during that period of time such Participant, as a consequence of Participant’s job performance and duties, acquired knowledge of trade secrets or other confidential information of the Corporation or its Affiliates.

(2) For purposes of the provisions of Section 8(a), it shall be conclusively presumed that a Participant in the Plan has knowledge of information he or she was directly exposed to through actual receipt or review of memos or documents containing such information, or through actual attendance at meetings at which such information was discussed or disclosed.

(3) If, at any time within two years following the date of a Participant’s termination of employment with the Corporation or any of its Affiliates, such Participant engages in any conduct agreed to be avoided in accordance with Section 8(a), then all bonuses paid under the Plan to such Participant during the last 12 months of employment shall be returned or otherwise repaid by such Participant to the Corporation. Participants in the Plan consent to the deduction from any amounts the Corporation or any of its Affiliates owes to such Participants to the extent of the amounts such Participants owe the Corporation hereunder.

(b) Misconduct. Unless a Change of Control shall have occurred after the date hereof, all bonuses paid for the 2003 Plan Year and thereafter under the Plan to any Participant shall be returned or otherwise repaid by such Participant to the Corporation if the Corporation reasonably determines that during a Participant’s employment with the Corporation or any of its Affiliates:

(A) such Participant knowingly participated in misconduct that causes a misstatement of the financial statements of the Corporation or any of its Affiliates or misconduct which represents a material violation of any code of ethics of the Corporation applicable to such Participant or of the compliance program or similar program of the Corporation; or

(B)

such Participant was aware of and failed to report, as required by any code of ethics of the Corporation applicable to such Participant or by the Always Honest compliance program or similar program of the Corporation, misconduct that causes a misstatement of the financial statements of the Corporation or any of its Affiliates or misconduct which represents a material knowing violation of any code of ethics of the Corporation applicable to such Participant or of the Always Honest compliance program or similar program of the Corporation.

Participants in the Plan consent to the deduction from any amounts the Corporation or any of its Affiliates owes to such Participants to the extent of the amounts such Participants owe the Corporation hereunder.

(c) Acts Contrary to the Corporation. Unless a Change of Control shall have occurred after the date hereof, if the Corporation reasonably determines that at any time within two years after the award of any bonus under the Plan to a Participant that such Participant has acted significantly contrary to the best interests of the Corporation, including, but not limited to, any direct or indirect intentional disparagement of the Corporation, then any bonus paid under the Plan to such Participant during the prior two-year period shall be returned or otherwise repaid by the Participant to the Corporation. Participants in the Plan consent to the deduction from any amounts the Corporation or any of its Affiliates owes to such Participants to the extent of the amounts such Participants owe the Corporation hereunder.

(d) Reasonable Determination. The Corporation’s reasonable determination required under Sections 8(b) and (c) shall be made by the Committee, in the case of Executive Officers of the Corporation, and by the President and Chief Executive Officer and Corporate Compliance Officer of the Corporation, in the case of all other personnel.

Section 9. Special Achievement Awards. Special bonuses of up to 15% of base salary for exceptional performance to employees (primarily exempt employees) who are not Participants in the Plan, including newly hired employees, may be recommended at the discretion of the Chief Executive Officer to the Committee.

Section 10. Approval and Distribution. The individual incentive bonus amounts and the terms of payment thereof will be fixed following the close of the Plan Year by the Committee. All amounts payable to Participants under the Plan shall be paid following Committee approval within 75 days following the close of the Plan Year. The Committee shall certify in writing that the performance goals have been met prior to payment of bonus awards to the extent required by Section 162(m).

Section 11. Compensation Advisory Committee. The Compensation Advisory Committee is appointed by the President and Chief Executive Officer of the Corporation to assist the Committee in the implementation and administration of the Plan. The Compensation Advisory Committee shall propose administrative guidelines to the Committee to govern interpretations of the Plan and to resolve ambiguities, if any, but the Compensation Advisory Committee will not have the power to terminate, alter, amend, or modify the Plan or any actions hereunder in any way at any time.

Section 12. Special Compensation Status. All bonuses paid under the Plan shall be deemed to be special compensation and, therefore, unless otherwise provided for in another plan or agreement, will not be included in determining the earnings of the recipients for the purposes of any pension, group insurance or other plan or agreement of the Corporation. Participants in the Plan shall not be eligible for any contractual or other short-term (sales, productivity, etc.) incentive plan except in those cases where participation is weighted between the Plan and any such other short-term incentive plan.

Section 13. Deferrals. Amounts awarded under this Plan may be deferred pursuant to the MoneyGram International, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”). The Board may, in its sole discretion, elect to amend, terminate or freeze the Deferred Compensation Plan or other plans at some point in the future.

Section 14. Plan Termination. The Plan shall continue in effect until such time as it may be canceled or otherwise terminated by action of the Board and will not become effective with respect to any Company unless and until the Board or the Committee adopts a specific plan for such Company. The Board may terminate, amend, alter, or modify the Plan at any time and from time to time. Participation in the Plan for any Plan Year shall not create any right to participate in the Plan for any subsequent Plan Year.

Section 15. Employee Rights. No Participant in the Plan shall be deemed to have a right to any part or share of the Plan, except as provided in Section 16. The Plan does not create for any employee or Participant any right to be retained in service by the Corporation or any of its Affiliates, nor affect the right of the Corporation or any of its Affiliates to discharge any employee or Participant from employment. Except as provided for in administrative guidelines, a Participant who is not an employee of the Corporation or one of its Affiliates on the date bonuses are paid will not receive a bonus payment.

Section 16. Effect of Change of Control. Notwithstanding anything to the contrary in the Plan, in the event of a Change of Control each Participant in the Plan shall be entitled to a pro rata bonus award calculated on the basis of achievement of performance goals through the date of the Change of Control.

Section 17. Relationship to Omnibus Plans. Bonus awards made under the Plan for the 2004 Plan Year and the 2005 Plan Year will be subject to and governed by the 2004 Omnibus Plan. Bonus awards made under the Plan for any Plan Year following the 2005 Plan Year will be subject to and governed by the 2005 Omnibus Plan.

Section 18. Effective Date. The Plan shall be effective June 30, 2004.

Adopted: June 30, 2004
Amended: February 17, 2005
AMENDED NOVEMBER 17, 2005
AMENDED AND RESTATED: FEBRUARY 15, 2007